Exhibit 10.2

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED in the absence of registration of the resale thereof under the securities act or AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER that such registration is not required.

PROMISSORY NOTE

Principal Amount: up to $1,960,000 (as set forth on the Schedule of Borrowings attached hereto)	Dated as of October 25, 2023

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, Chenghe Acquisition I Co. (formerly known as LatAmGrowth SPAC), a Cayman Islands exempted company (the “Maker”), promises to pay to the order of Chenghe Investment I Limited, a Cayman Islands exempted company, or its registered assigns or successors in interest (the “Payee”), or order, the Total Principal Amount (as defined below) or such lesser amount as have been advanced by the Payee to the Maker and shall remain unpaid under this Note, on the Maturity Date (as defined below), in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.   Principal. The initial principal balance of this Note of $480,600 (the “Initial Principal Amount”), together with any principal amount drawn down by the Maker following the date hereof pursuant to Section 3 below (together with the Initial Principal Amount, the “Total Principal Amount”), shall be due and payable on the effective date of an initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Maker and one or more businesses (the “Business Combination”, and such date, the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below), provided that the Total Principal Amount of this Note shall not exceed $1,960,000. The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.    Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.    Drawdowns. The Maker and the Payee agree that the Maker may request an additional aggregate amount of up to $1,479,400, which may be drawn down in one or more tranches (each a “Drawdown”). The Maker may specify the amount of principal balance and intended use(s) of such amount (and if there are more than one intended uses, the breakdown of the amounts intended to be allocated to each such use) for each Drawdown in a written request. The Payee shall fund each Drawdown promptly after receipt of a Drawdown request. Once an amount is drawn down under this Note, it shall not be available for future Drawdowns even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown by the Maker.

4.   Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.   Purpose. The Maker shall apply $450,000 of the Initial Principal Amount to fund the deposit into the Trust Account (as defined below) for effecting the extension of the date by which the Maker must complete its initial Business Combination per the terms and conditions set forth in the definitive proxy statement on Schedule 14A filed by the Maker on March 24, 2023 with the U.S. Securities and Exchange Commission (the “SEC”), and $30,600 of the Initial Principal Amount towards general corporate purposes. The Maker may apply an amount up to $960,000 under this Note to fund the Maker’s deposit into the Trust Account (as defined below) for effecting the Extension (as such term is defined in the definitive proxy statement on Schedule 14A filed by the Maker on October 17, 2023 with the SEC) and shall apply any remaining amount advanced by the Payee under this Note towards general corporate purposes. The Maker shall specify in the written request for each Drawdown and the Schedule of Borrowings intended use(s) of the amount being drawn down (and if there are more than one intended uses, the breakdown of the amounts intended to be allocated to each such use).

6.   Events of Default. Each of the following shall constitute an event of default (“Event of Default”):

(a)            Failure to Make Required Payments. Failure by the Maker to pay all or a portion of the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b)           Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c)           Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

7.   Remedies.

(a)          Upon the occurrence of an Event of Default specified in Section 6(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)            Upon the occurrence of an Event of Default specified in Section 6(b) or Section 6(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

8.   Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

9.   Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

10.   Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11.  Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12.  Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.  Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established by the Maker in which the proceeds of the initial public offering of the Maker’s securities (the “IPO”) and the proceeds of the sale of the warrants issued in a private placement concurrently with the consummation of the IPO were deposited, as described in greater detail in the registration statement and prospectus filed by the Maker with the SEC in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

14.  Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15.  Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment with the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Chenghe Acquisition I Co.

a Cayman Islands exempted company

By：	/s/ Zhiyang Zhou
Name: Zhiyang Zhou
Title: Chief Executive Officer

[Signature Page to Promissory Note]

Acknowledged and agreed as of the date first above written.

Chenghe Investment I Limited

a Cayman Islands exempted company

By:	/s/Richard Qi Li
Name: Richard Qi Li
Title: Director

[Signature Page to Promissory Note]

SCHEDULE OF BORROWINGS